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                                   EXHIBIT 21

                       SUBSIDIARIES OF AARON RENTS, INC.



Name                                           State of Incorporation
- ----                                           ----------------------

Aaron Enterprises, Inc.                        Georgia

Aaron Investment Company                       Delaware